Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan, of the following reports, included in the Registration Statement (Form S-1 No. 333-182631) and related Prospectus of Delek Logistics Partners, LP, filed with the Securities and Exchange Commission: (i) our report dated July 11, 2012, with respect to the combined financial statements of Delek Logistics Partners, LP Predecessor, (ii) our report dated July 11, 2012, with respect to the combined financial statements of the Contributed Lion Oil Assets, a predecessor entity of Delek Logistics Partners, LP, (iii) our report dated July 11, 2012, with respect to the statements of operations and cash flows of Paline Pipeline Company, LLC, a predecessor entity of Delek Logistics Partners, LP, and (iv) our report dated July 11, 2012, with respect to the balance sheet of Delek Logistics Partners, LP.

/s/ Ernst & Young LLP
Nashville, Tennessee
December 4, 2012